UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021 (April 16, 2021)

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 837-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Company has entered into a Registration Rights Agreement under which the Company will prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the purpose of registering the resale of shares of Common Stock issued in the Acquisition. The Company will use its reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof. The Company agreed, among other things, to indemnify the other parties under the Resale Registration Statement from certain liabilities and to pay certain fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is incorporated by reference in this Current Report on Form 8-K as Exhibit 1.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 16, 2021, Smith Micro Software, Inc. (the “Company” or “Smith Micro”) completed the previously announced acquisition of substantially all of the assets of Avast plc (“Avast”) (LSE: AVST) and its subsidiaries related to its Family Safety Mobile Software Business and certain specified assumed liabilities with respect thereto, along with all of the outstanding membership interests of Location Labs, LLC (“Location Labs”), pursuant to a Membership Interest and Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Avast, Location Labs and AVG Technologies USA, LLC (“Direct Seller”) (the “Acquisition”).

The base purchase price of $66,000,000, net of the escrow amount of $4,950,000, was delivered to Direct Seller through the payment of $51,050,000 in cash (excluding any adjustments for working capital and other adjustments at closing) and the issuance of 1,460,131 unregistered shares of Smith Micro Common Stock (“Stock Consideration”).

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference in this Item 3.02. The issuance of the Stock Consideration was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act, and in reliance on similar exemptions under applicable state laws.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on April 19, 2021 announcing the completion of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01.Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

The audited abbreviated statement of assets acquired and liabilities assumed and abbreviated statement of revenue and direct expenses for the years ended December 31, 2020 and 2019 for the Avast Family Safety Mobile Business, and related notes thereto and the related report of SingerLewak LLP, were previously filed in that certain Current Report on Form 8-K filed on March 8, 2021 and are incorporated herein by reference.

(b)          Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d)Exhibits.

Exhibit	Description

1.1	Registration Rights Agreement by and among Smith Micro, Avast and certain subsidiaries of Avast, dated April 16, 2021
99.1	Press Release dated April 19, 2021
99.2	Pro Forma Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: April 19, 2021	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer